                                                                    Exhibit 99.1


[HEALTH GRADES THE HEALTHCARE QUALITY EXPERTS LOGO]

Company Contact:
Allen Dodge
HealthGrades
303-716-0041
ir@healthgrades.com


FOR IMMEDIATE RELEASE

                  HEALTH GRADES, INC. ANNOUNCES FOURTH QUARTER
                              AND YEAR-END RESULTS


                          - Annual Revenues Grow 65% -
             - Conference Call Scheduled for Today at 11:00am ET -

LAKEWOOD, Colorado (February 15, 2005) - Health Grades, Inc. (the "Company") (OTCBB:HGRD), an independent provider of healthcare quality ratings, information, and advisory services, today announced financial results for the fourth quarter and year ended December 31, 2004. Revenue for the year ended December 31, 2004 increased 65%, while all operating expenses continued to decline as a percentage of revenue.

         o Ratings and advisory revenues for the year ended December 31, 2004 increased 65% to $14,536,000 from $8,804,000 for the same period of 2003. HealthGrades' licensing fees and quality assessment and improvement services to hospitals accounted for approximately $3,518,000 or 61% of the increase in revenue; and sales of the Company's quality information to employers, benefits consulting firms, consumers and others accounted for approximately $2,214,000 or 39% of the increase. Revenues for the quarter ended December 31, 2004 were $4,145,000 compared to $2,767,000 for the same period of 2003.


         o Income from operations was approximately $1,761,000 for the year ended December 31, 2004, an increase of approximately $3,036,000 from a loss of approximately $1,276,000 for the same period of 2003. Sales and marketing expenses increased by $1,574,000 during 2004. This increase was driven directly by the Company's increase in revenues. Although the Company's revenues increased by 65%, sales and marketing expenses increased by 47%. As a percentage of revenue, all operating expenses declined from 2003 to 2004.

         o Net income for the year ended 2004 was approximately $1,782,000 or $0.07 per basic share and $0.05 per diluted share, respectively, compared to a loss of approximately $1,284,000 or ($0.05) per basic and diluted share, for the same period of 2003. Net income for the quarter ended December 31, 2004 was $515,000 or $0.02 per basic and diluted share, compared to a loss of $46,000 or $0.00 per basic and diluted share for the same period of 2003.


         o HealthGrades completed the year ended December 31, 2004 with approximately $6,154,000 in cash. This represents positive cash flow of approximately $2,595,000 for the year.


Kerry Hicks, President and Chief Executive Officer of Health Grades, Inc., stated, "We are very pleased with our financial performance this year, which reflects the continued expansion of our business. Several initiatives in 2004 contributed to our success, including enhanced marketing offerings, new awards for providers and additional service lines. Our vision of becoming the definitive, third-party, objective source of healthcare ratings and consumer healthcare information is an ambitious one, and we continue to make significant progress toward this goal. We look forward to an exciting 2005."

During 2004, HealthGrades enhanced its offerings to hospitals through the addition of the HealthGrades Distinguished Hospital Award for Patient Safety(TM) as well as additional offerings for Gastrointestinal and Critical Care.

Employees of more than 110 major employers now have access to HealthGrades' award-winning quality information which they utilize to find the highest quality care within their health plan networks. In addition, nearly two million consumers each month access the HealthGrades Web site to search for quality information, making it one of the leading healthcare destinations on the Internet.

In 2004, HealthGrades continued to provide the general public with healthcare quality information through the first annual HealthGrades Patient Safety in America Hospitals Study(TM) and seventh annual Hospital Quality in America Study(TM) which both received significant national attention.


                             Conference Call Details

         As previously announced, HealthGrades will hold a conference call to discuss results for the fourth quarter and year ended December 31, 2004 today, at 11:00 a.m. Eastern Time/9:00 a.m. Mountain Time. If you would like to participate, please dial (800) 446-2782 ten minutes before the scheduled start time. The conference call confirmation number is 10892148, the host name is Allen Dodge, and the Company is HealthGrades. The telephone replay will be available beginning one hour after the conclusion of the teleconference at (888) 843-8996, passcode 10892148, and will remain available for replay until March 17, 2005.


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                               HEALTH GRADES, INC.
                            STATEMENTS OF OPERATIONS


                                                      Three Months Ended                     Year Ended
                                                          December 31,                       December 31,
                                                     2004             2003              2004             2003
                                                 ------------     ------------      ------------     ------------
Revenues:
    Ratings and advisory                         $  4,145,274     $  2,767,208      $ 14,536,304     $  8,803,929
    Other                                                  44               32             1,447            1,551
                                                 ------------     ------------      ------------     ------------
Total revenue                                       4,145,318        2,767,240        14,537,751        8,805,480

Expenses:
    Cost of ratings and advisory revenue              626,964          548,414         2,488,202        1,963,949
                                                 ------------     ------------      ------------     ------------
Gross margin                                        3,518,354        2,218,826        12,049,549        6,841,531

Operating expenses:
    Sales and marketing                             1,391,195        1,051,208         4,932,210        3,357,874
    Product development                               624,940          436,503         2,017,441        1,433,965
    Litigation settlement (1)                              --               --                --          491,000
    General and administrative                        999,034          777,422         3,339,351        2,834,542
                                                 ------------     ------------      ------------     ------------
Income (loss) from operations                         503,185          (46,307)        1,760,547       (1,275,850)

Other:
    Gain on sale of assets and other                       53               --                53               75
    Interest income                                    12,109            1,792            21,543            7,393
    Interest expense                                       --           (1,777)               --          (15,305)
                                                 ------------     ------------      ------------     ------------
    Income (loss) before income taxes                 515,347          (46,292)        1,782,143       (1,283,687)
    Income taxes                                           --               --                --               --
                                                 ------------     ------------      ------------     ------------

Net income (loss)                                $    515,347     $    (46,292)     $  1,782,143     $ (1,283,687)
                                                 ------------     ------------      ------------     ------------
Net income (loss) per common share (basic)       $       0.02     $         --      $       0.07     $      (0.05)
                                                 ------------     ------------      ------------     ------------

Weighted average number of common shares
    Used in computation (basic)                    25,253,553       24,431,077        25,058,173       26,679,467
                                                 ============     ============      ============     ============

Net income (loss) per common share (diluted)     $       0.02     $         --      $       0.05     $      (0.05)
                                                 ------------     ------------      ------------     ------------

Weighted average number of common shares
    Used in computation (diluted)                  33,836,726       24,431,077        33,031,087       26,679,467
                                                 ============     ============      ============     ============


(1) - Charge for a litigation settlement with SPF-II, related to the Company's former physician practice management business.


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                               HEALTH GRADES, INC.
                                 BALANCE SHEETS



                                                                 December 31,      December 31,
                                                                 ------------      ------------
                                                                     2004              2003
                                                                 ------------      ------------
ASSETS
Cash and cash equivalents                                        $  6,153,862      $  3,559,125
Accounts receivable, net                                            3,034,375         1,688,336
Prepaid expenses and other                                            253,839           230,840
                                                                 ------------      ------------
Total current assets                                                9,442,076         5,478,301

Property and equipment, net                                           382,870           236,757
Goodwill                                                            3,106,181         3,106,181
                                                                 ------------      ------------
Total assets                                                     $ 12,931,127      $  8,821,239
                                                                 ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                 $     44,035      $    116,117
Accrued payroll, incentive compensation and related expenses        1,178,581         1,148,161
Accrued expenses                                                      322,777           175,380
Deferred income                                                     7,729,195         5,785,437
Income taxes payable                                                   71,298            73,343
                                                                 ------------      ------------
Total current liabilities                                           9,345,886         7,298,438

Long-term liabilities                                                      --                --
                                                                 ------------      ------------
Total liabilities                                                   9,345,886         7,298,438

Commitments and contingencies                                              --                --

Stockholders' equity:
Preferred stock, $0.001 par value, 2,000,000 shares
    authorized, no shares issued or outstanding                            --                --
Common stock, $0.001 par value, 100,000,000 shares
    authorized, and 44,880,176 and 44,052,153 shares
    issued in 2004 and 2003, respectively                              44,880            44,052
Additional paid-in-capital                                         90,094,408        89,814,939
Accumulated deficit                                               (72,786,467)      (74,568,610)
Treasury stock, 19,563,390 shares                                 (13,767,580)      (13,767,580)
                                                                 ------------      ------------
Total stockholders' equity                                          3,585,241         1,522,801
                                                                 ------------      ------------
Total liabilities and stockholders' equity                       $ 12,931,127      $  8,821,239
                                                                 ============      ============


         About Health Grades, Inc.

         Health Grades, Inc. (OTCBB: HGRD) is an independent healthcare quality company providing ratings, information, and advisory services to healthcare providers, employers, health plans, and insurance companies. HealthGrades works with healthcare providers to help assess, improve, and promote their quality. HealthGrades provides consumers access to information about healthcare providers and practitioners through its Web site; and provides liability insurers, employers, and payers with critical information about healthcare quality. Additional information can be found at www.healthgrades.com.